AMENDMENT NO. 1 TO NON-EMPLOYEE DIRECTOR COMPENSATION POLICY OF IVERIC BIO, INC. The Non-Employee Director Compensation Policy (the “Policy”) of IVERIC bio, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Policy): 1. The section in the Policy captioned “Equity Compensation” under the heading in the Policy captioned “Non-Employee Director Compensation” be and hereby is deleted in its entirety and the following is inserted in lieu thereof: Equity Compensation Initial Equity Grants. Upon his or her initial election or appointment to the Board, each New Non-Employee Director shall automatically, and without the need for any further action by the Board, be granted (a) an option (the “Initial Option Grant”) under the Company’s 2013 Stock Incentive Plan, as amended from time to time, or any successor or other new stock or equity incentive plan (the “Plan”) to purchase 31,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) a grant (the “Initial RSU Grant”) under the Plan of 15,000 restricted stock units for shares of Common Stock (“RSUs”). Unless otherwise provided at the time of grant, subject to each such person’s continued service with the Company, (a) the Initial Option Grant will vest with respect to 1/36th of the shares subject to such option at the end of each successive one-month period following the grant date until the third anniversary of the grant date, (b) the Initial RSU Grant will vest with respect to 1/3rd of the shares underlying such grant at the end of each successive annual period following the grant date until the third anniversary of the grant date and (c) in the event of a “Change in Control Event” of the Company (as defined in the Plan), the Initial Option Grant shall immediately become fully vested and exercisable and the Initial RSU Grant shall immediately vest in full. Annual Equity Grants. On the date of each annual meeting of stockholders of the Company, each non-employee director who has served on the Board for at least four months, and is both serving as a director of the Company immediately prior to and immediately following such annual meeting, shall automatically, and without the need for any further action by the Board, be granted (a) an option (the “Annual Option Grant”) under the Plan to purchase 15,500 shares of Common Stock and (b) a grant (the “Annual RSU Grant”) under the Plan of 7,500 RSUs. Unless otherwise provided at the time of grant, subject to the non-employee director’s continued service with the Company, (a) the Annual Option Grant will 1 vest with respect to 1/12th of the shares subject to such option at the end of each successive one-month period following the grant date until the earlier of (1) the day that is one business day prior to the date of the next annual meeting and (2) the first anniversary of the grant date, at which time such option shall be fully vested and exercisable, (b) the Annual RSU Grant will vest with respect to all of the shares subject to such grant on the earlier of (1) the day that is one business day prior to the date of the next annual meeting and (2) the first anniversary of the grant date and (c) in the event of a “Change in Control Event” of the Company (as defined in the Plan), the Annual Option Grant shall immediately become fully vested and exercisable and the Annual RSU Grant shall immediately vest in full. General. Each Initial Option Grant and each Annual Option Grant shall have a term of ten years from the date of the award. The exercise price of each option will be equal to the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the date of grant (or if the date of grant is not a trading day on such exchange, the trading day immediately prior to the date of grant) or if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board. The foregoing share amounts with respect to option and RSU grants to the non-employee directors shall be automatically adjusted in the event of any stock split, combination, recapitalization and other similar event affecting the Common Stock, all as provided for under the terms of the Plan. The initial equity grants and the annual equity grants to the non-employee directors provided for herein shall be subject to the terms and conditions of the Plan and the terms of any option or RSU agreements entered into with each director in connection with such awards. 3. Except as set forth herein, the Plan shall remain in full force and effect. * * * Approved by the Board of Directors on July 15, 2020. 2